Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-99317, 333-140353, and 333-156491), and on Form S-3 (Nos. 333-103392, 333-126141, and 333-159244) of UniSource Energy Corporation of our report dated February 25, 2010 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
February 25, 2010